UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

CLUBHOUSE MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140645	99-0364697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, D517

Las Vegas, Nevada 89103

(Address of principal executive offices) (Zip code)

(702) 479-3016

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On September 1, 2021, Clubhouse Media Group, Inc. (the “Company”) officially closed one of its Clubhouse locations - Dobre Brothers House – located in Beverly Hills, CA. The Company terminated its lease agreement for the Dobre Brothers House (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed November 12, 2020) effective September 1, 2021. At the time of the termination of this lease, the Company had a month-to-month tenancy at this location, as contemplated under the lease after the expiration of the initial term of the lease on July 31, 2021.

The Company did not incur any termination penalties as a result of terminating the lease.

Item 8.01 Other Events.

As discussed under Item 1.02 of this repot, the Company closed the Dobre Brothers House effective September 1, 2021. The Dobre Brothers House hosted Darius, Cyrus, Marcus and Lucas Dobre (collectively, the “Dobre Brothers”). The Dobre Brothers were prominent influencers in the Company’s roster, with a total follower reach of approximately 115 million as of the date of this report. As a result of the closing of the Dobre Brothers House, the Dobre Brothers will no longer be required to provide promotion and marketing social media posts on our behalf as part of the terms of their living arrangements in the Dobre Brothers House. As such, the Company will exclude Dobre Brothers followers from the Company’s calculations of its own follower reach going forward. Nonetheless, the Company has continued to have a working relationship with the Dobre Brothers since the closing of the Dobre Brothers House, and intends to maintain a working relationship with the Dobre Brothers going forward.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 3, 2021	CLUBHOUSE MEDIA GROUP, INC.

	By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Chief Executive Officer